Exhibit 10.2

July 3, 2024

TechPrecision Corporation

1 Bella Drive

Westminster, MA 01473

Attention: Alexander Shen, Chief Executive Officer

Re:       Private Placement of Common Stock

Dear Mr. Shen:

This letter (the “Agreement”) constitutes the agreement between Wellington Shields & Co. LLC (the “Placement Agent”) and TechPrecision Corporation, a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “best efforts” basis, in connection with the proposed private placement (the “Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase Common Stock (the “Warrants,” and together with the Shares, the “Securities”). The Securities actually placed by the Placement Agent in connection with the Offering are referred to herein as the “Placement Agent Securities.” The terms of the Offering shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein grants the Placement Agent the power or authority to bind the Company or any Purchaser, or constitutes an obligation that the Company will issue any Shares or complete the Offering. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Certain affiliates of the Placement Agent may participate in the Offering by purchasing some of the Placement Agent Shares. The sale of Placement Agent Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser, in a form reasonably acceptable to the Company and such Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers. The Company retains the right, in its sole discretion, to approve or reject any potential investor in the Offering and to approve or disapprove, in its sole discretion, the final terms and conditions of the Offering.

 SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

A.              Representations of the Company in the Purchase Agreement. With respect to the Placement Agent Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Offering is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent.

B.               FINRA Affiliation. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm among the Company’s officers or directors, except as set forth in the Purchase Agreement.

C.               Placement Agent Warrants. The Placement Agent Warrants (as defined below), when issued hereunder, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The shares of Common Stock underlying the Placement Agent Warrants are duly authorized and, when issued and paid for in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants (without taking into account any limitations on the exercise of the Placement Agent Warrants set forth therein).

SECTION 2.       REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Shares by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of organization, (v) has full power and authority to enter into and perform its obligations under this Agreement and (vi) has not provided, and will not provide during the pendency of the Offering, to any potential investors, any material nonpublic information relating to the Company other than the information contained in the Transaction Documents. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (vi) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Offering hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.        COMPENSATION.

A.              Fees. In consideration of the services to be provided as placement agent in connection with the Offering, the Company shall pay to the Placement Agent a cash fee (the “Cash Fee”) of 7.0% of the aggregate gross proceeds from the sale of the Placement Agent Securities at the Closing. The Cash Fee shall be paid on the Closing Date.

B.               Expenses. In further consideration of the services to be provided for hereunder, the Company shall reimburse the Placement Agent for all reasonable and documented, out-of-pocket due diligence, travel and other transaction fees incurred, including (a) the reasonable and documented fees and expenses of counsel to the Placement Agent in an amount not to exceed $85,000, (b) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and related entities in an amount not to exceed $5,000 in the aggregate and (c) the filing fees and expenses associated with the review of the Offering by FINRA, not to exceed $100,000 in the aggregate, which cap, for the avoidance of doubt, shall not apply to any other portion of the Placement Agent’s compensation under Sections 6(a), (c), (d) or (e) hereof. The Company will make all filings required under the “Blue Sky” laws of those jurisdictions as may be reasonably requested by the Placement Agent, and to pay all related expenses. The Company shall pay the costs of any escrow agent fees. If this Engagement Letter and/or the engagement of the Placement Agent as placement agent for the Offering is terminated before the Closing, then upon such termination, the Company agrees to reimburse the Placement Agent for, and otherwise pay and bear, the full amount of the Placement Agent’s actual accountable “out-of-pocket” expenses validly and actually incurred in connection with the Offering up to the date of termination, in an amount not to exceed $65,000.

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C.               Placement Agent Warrants. As additional compensation for the Placement Agent’s services, the Company shall issue to the Placement Agent or its respective designees warrants (“Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 3% of the aggregate number of Shares sold in the Offering. The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half (4 1/2) year period commencing 180 days from the last date of Closing of the Offering at a price per share equal to 125% of the offering price per Share sold to Purchasers in the Offering. The Company shall register the public offering and resale of the shares of Common Stock issuable upon exercise of the Placement Agent Warrants on a registration statement filed with and declared effective by the SEC within the time specified in the Purchase Agreement, and Article V of the Purchase Agreement, insofar as it is pertains to the registration of the resale of the shares of Common Stock underlying the Placement Agent Warrants, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and the covenants of the Company in such Article V are made to, and in favor of, the Placement Agent.

D.              Tail. The Company shall pay the compensation set forth in Section 3(A) and (C) above, calculated in the manner set forth herein, with respect to any public or private offering of securities or securities convertible into, or exchangeable for, equity securities, or other financing (excluding borrowings by the Company under any credit or lending facility with a bank or other lender) or capital-rising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by (x) any Purchasers, (y) any proposed investors whom the Placement Agent had contacted during the Engagement Period in connection with the Offering, other than officers, directors, and employees of the Company, or (z) proposed investors whom the Placement Agent had introduced to the Company during the Engagement Period in connection with the Offering, in each case, if such Tail Financing is consummated at any time during the 6-month period following the earlier of the Closing of the Offering or the expiration or termination by the Company of this Engagement Letter or the Engagement Period; provided that the Placement Agent shall not be entitled to such compensation if this Agreement or the Engagement Period is terminated by the Company due to the gross negligence, bad faith, fraud, willful misconduct or material breach of this Agreement by the Placement Agent.

E.               Right of First Refusal. Provided that the Securities are sold in accordance with the terms of this Agreement, the Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), from the closing date of the Offering through the date that is six (6) months after such date (the “ROFR Period”), to act as sole and exclusive investment bankers, sole and exclusive book-runners, sole and exclusive financial advisors, sole and exclusive underwriters and/or sole and exclusive placement agent, at the Placement Agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each, a “Subject Transaction”), where the aggregate offering price of such Subject Transaction is reasonably anticipated not to exceed $10 million, during the ROFR Period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions reasonably acceptable to the Company and customary to the Placement Agent for such Subject Transactions, provided, that for clarity, this Right of First Refusal shall not apply to Company transactions with strategic partners or other sources of non-dilutive funding, including government agencies and private foundations or for which no broker-dealer is proposed to be engaged by the Company, including offerings of securities by persons other than the Company or equity offerings pursuant to the Company’s equity incentive plans. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction during the ROFR Period without the express written consent of the Placement Agent. The Company shall notify the Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by e-mail (with confirmation of receipt), registered mail or overnight courier service addressed to the Placement Agent. If the Placement Agent fails to exercise the Right of First Refusal with respect to any Subject Transaction within ten (10) business days after the sending of such written notice, then the Placement Agent shall have no further claim or right with respect to the Subject Transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise the Right of First Refusal with respect to any Subject Transaction; provided, that any such election by the Placement Agent shall not adversely affect the Right of First Refusal with respect to any other Subject Transaction during the ROFR Period agreed to above.

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F.               Compensation Reduction. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

G.              No Other Commissions of Fees. The Company represents that except for the commissions payable to the Placement Agent hereunder, there are no commissions or finder’s fees payable by the Company to any other person in connection with the Offering and that the Company shall pay, and hold the Placement Agent harmless against, any documented, out-of-pocket expense (including, without limitation, reasonable and documented attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for finder’s fees in connection therewith.

SECTION 4.       INDEMNIFICATION.

A.    The Company agrees to indemnify and hold harmless the Placement Agent and its respective affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, members, managers, employees, agents and controlling persons (the Placement Agent and each such person being an “Indemnified Party”) from and against all third-party losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which result from the performance by the Placement Agent of the services contemplated by or the engagement of the Placement Agent pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable and documented counsel fees and expenses, subject to the limitations contain in Section 4(B) hereof) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company; provided that all such Indemnified Parties agree to repay the Company all such expenses previously reimbursed by the Company in the event of an Adverse Determination (as defined below). The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Placement Agent’s willful misconduct, fraud, bad faith or gross negligence (an “Adverse Determination”). The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Placement Agent pursuant to, or the performance by the Placement Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Placement Agent’s willful misconduct, fraud, bad faith or gross negligence.

B.     Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim for indemnity in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company shall assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party (it being agreed that McGuireWoods LLP is satisfactory), may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there are legal defenses available to it or the other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable and documented fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless, the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

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C.     If the indemnification provided for in this Agreement is for any reason other than an Adverse Determination held unenforceable by or unavailable to an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable or unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agent on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable or unavailable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and the Placement Agent, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agent of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or contemplated to be paid to the Placement Agent under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that the Placement Agent shall not be required to contribute any amount in excess of the amount by which fees paid or contemplated to be paid to the Placement Agent hereunder (excluding reimbursable expenses) exceeds the amount of any damages which the Placement Agent has otherwise been required to pay.

D.    The Company will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under the provisions of this Agreement, whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding, without the Placement Agent’s prior written consent, which consent shall not be unreasonably withheld in the case of any claim, action or proceeding involving the payment of money damages, unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability in any way related to or arising out of such claim, action or proceeding and (ii) does not impose any actual or potential liability upon any Indemnified Party and does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of any Indemnified Party or any action or inaction by any Indemnified Party. The Company’s recourse with respect to any liability or obligation of the Placement Agent hereunder shall be limited to the assets of the Placement Agent, and the Company shall have no recourse against, and expressly waives its right to bring any claim against, any other Indemnified Party or any of their assets.

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E.     In the event that an Indemnified Party is requested, authorized by the Company, or required to appear as a witness in any action brought by or on behalf of or against the Company for which the Indemnified Party is entitled to reimbursement in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Placement Agent on a monthly basis for all reasonable and documented out-of-pocket expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

F.     If multiple claims are brought, at least one for which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

G.    The foregoing provisions of this Section 4 are in addition to rights the Placement Agent may have at common law or otherwise, shall inure to the benefit of the Indemnified Parties and their respective successors and assigns and shall be binding on any successor or assign of the Company and successors or assigns to the Company’s business or assets. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

 SECTION 5.       ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will commence on the date hereof and terminate on the earlier of (i) the closing of the Offering or (ii) July 31, 2024, or (iii) earlier termination of the Engagement Period as provided herein (such period, the “Engagement Term”). Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the Company’s obligation to pay any fees earned pursuant to Section 3 hereof, to pay expenses pursuant to Section 3 hereof, and the provisions relating to indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this Agreement. The Company agrees that during the Placement Agent’s engagement hereunder, all inquiries, whether direct or indirect, from prospective investors will be referred to the Placement Agent.

The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date upon delivering written notice to the Company. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees actually earned and expenses actually incurred pursuant to Section 3 hereof and fees with respect to the Placement Agent Shares if sold in the Offering or in one or more transactions to which Section 3(C) applies. If this Agreement is terminated prior to the completion of the Offering, all fees and expenses due to the Placement Agent shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date).

SECTION 6.      COMPANY AND PLACEMENT AGENT INFORMATION. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Offering and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent; provided, however, that the Company may disclose a copy of this Agreement to (i) its employees, officers, managers and members and (ii) to any investor or prospective investor in the Offering, any acquiror or prospective acquiror of the Company or any underwriter or prospective underwriter, in each case provided that the Company takes reasonable measures to ensure that the recipient of such information treats such information as confidential.

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 SECTION 7.       NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8.       CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Shares hereunder, are subject to the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects), on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement (except to the extent a representation or warranty speaks as of a specific date, in which case they such representation or warranty shall be accurate as of such date), to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A.              All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Warrants, the Placement Agent Warrants, and the shares of Common Stock underlying the Warrants and the Placement Agent Warrants, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B.               The Placement Agent shall have received a legal opinion from counsel to the Company, dated the Closing Date, in a form reasonably acceptable to the Placement Agent.

C.               The Placement Agent shall be entitled to rely on the certificates of the Company’s officers as set forth in Section 2.2 of the Purchase Agreement.

D.              If applicable, FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Offering and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent on, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

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 SECTION 9.     GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable and documented out-of-pocket attorney's fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

  SECTION 10.     ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, including the engagement letter, dated June 3, 2024, by and between the Company and Wellington. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

 SECTION 12.     NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. Press Announcements. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Offering and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense, subject to the Company’s prior written consent, which will not be unreasonably withheld.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

WELLINGTON SHIELDS & CO. LLC By: __________________________ Name: Title: Address for notice: 140 Broadway New York, New York 10005

Accepted and Agreed to as of

the date first written above:

TECHPRECISION CORPORATION

By:
Name: Alexander Shen
Title: Chief Executive Officer

Address for notice:

TechPrecision Corporation

1 Bella Drive

Westminster, MA 01473

Attention: Alexander Shen, Chief Executive Officer

[Signature Page to Placement Agent Agreement]